Exhibit 10.1

MEGAN MEZANIN SDN BHD (202001005142(1361462-A)) Suite 48. Unit 3A-01A, Level 3A Glo Damansara, No. 699 Jalan Damansara, 60000 Kuala Lumpur EMAIL: mmsb.general@gmail.com

18 April 2023

PRIVATE & CONFIDENTIAL

Hoo Wei Sern (841103-14-6587)
56, Jalan Bidara 3/2

Taman Bidara,

68100 Batu Caves,

Selangor

Dear Mr. Hoo,

OFFER OF EMPLOYMENT

We are pleased to offer you a Chief Executive Officer position in our Company, Megan Mezanin Sdn Bhd, (hereinafter “the Company”), with the following remuneration package:

1.	Salary	: RM 14,500 per month

2.	Annual Leave	: Fourteen (14) paid working days leave per calendar year

3.	Sick Leave	: No hospitalisation required - 14 days per calendar year Hospitalisation is necessary - 60 days per calendar year

4.	Annual Bonus	: Subject to your work performance and Company’s overall profit performance.

5.	Medical Benefits	: RM 14,500.00 per calendar year.

6.	Public Holidays	: According to gazetted Malaysian Public Holiday

Our employment offer, however, is subject to the following terms and conditions:

1.	Commencement Date	: 1st May 2023

2.	Acceptance of the offer	: Within Seven (7) days receipt hereof

MEGAN MEZANIN SDN BHD (202001005142(1361462-A)) Suite 48. Unit 3A-01A, Level 3A Glo Damansara, No. 699 Jalan Damansara, 60000 Kuala Lumpur EMAIL: mmsb.general@gmail.com

Statutory Contributions

We shall each make the requisite contributions to the Employees Provident Fund (EPF), SOCSO, EIS or any other lawful deductions in accordance with the statutory requirements at the required rate.

Annual Leave

Any known leave shall be applied one (1) weeks in advance before the actual leave date. Any emergency leave will be deducted from your annual leave balance. When the leave balance is fully utilised, any further leave taken will be treated as unpaid leave.

When you are on leave, please make sure that there is someone else in presence can help you to follow up issues, especially on a known critical issue, so that our daily operation is not greatly affected.

Sick Leave

Sick leave entitlement is subject to the presentation of a medical certificate, issued by a registered medical practitioner, within 48 hours upon return to work and to the provision of the Employment Act 1955.

Conflict of Interest

We expect you to not venture into any kind of activities that may be in conflict with our Company’s interests. Before assuming other opportunities for financial gain whilst within our employment, you will need to get our prior written approval.

MEGAN MEZANIN SDN BHD (202001005142(1361462-A)) Suite 48. Unit 3A-01A, Level 3A Glo Damansara, No. 699 Jalan Damansara, 60000 Kuala Lumpur EMAIL: mmsb.general@gmail.com

Confidentiality Information

All dealings and matters related to our business and operations and that of our clients are required to be maintained in strict confidence. They shall be treated as ours and our clients’ trade secrets and you are not to disclose any of them to any unauthorised party.

Statutory Enactment

The contents of these Terms & Conditions are subjected to the provisions of all relevant statutory enactments in force during your employment with us. Should there be any discrepancy between the contents of these Terms & Conditions and the provisions of the statutory enactments, the provisions of the statutory enactments shall prevail to resolve such conflict and all other Terms & Conditions of this employment offer letter shall remain in effect.

Ending the Employment

Your employment may be ended at any time by either of us serving on the other:

(i)	One (1) month’s written notice or One (1) month’s salary in lieu of such period notice.

Upon termination, on your last working day, you are required to hand over/ return all company’s property which was given to you to perform your employment duties.

Business Requirements

In order to ensure that our continued progress meets our overall business objectives, we may need to reallocate available resources from time to time. Consequently, you acknowledge and accept that we may need to:

i)	Vary your designation and/ or your work responsibilities from time to time as may be necessary;

ii)	Transfer you to a department that has a need to benefit from your qualifications or experience;

iii)	Transfer or second your employment with us to any of our associate companies.

MEGAN MEZANIN SDN BHD (202001005142(1361462-A)) Suite 48. Unit 3A-01A, Level 3A Glo Damansara, No. 699 Jalan Damansara, 60000 Kuala Lumpur EMAIL: mmsb.general@gmail.com

The Company maintains the right to review, change, amend, delete or add to the aforesaid policies, term and conditions as the Management of the Company deem fit and appropriate, at which time the changes will be made known to you in writing.

If the above terms and conditions are acceptable to you, kindly acknowledge the same by returning the signed duplicate of the letter.

Your faithfully,

MEGAN MEZANIN SDN BHD

HOO WEI SERN
Director

To : MEGAN MEZANIN SDN BHD

I hereby to confirm acceptance the above terms of employment.

Signed by,

/s/ Hoo Wei Sern

HOO WEI SERN
(841103-14-6587)

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